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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) of Commerce One, Inc. pertaining to the 1997 Incentive Stock Option Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Nonstatutory Stock Option Plan, of our report dated January 21, 2000, with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in its Annual Report (Form 10-K) for the year-ended December 31,1999, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP



Walnut Creek, California
February 7, 2000